Exhibit 99.1
Press release issued October 31, 2003

                         Ross Systems 1st Quarter Report
             Company reports 3% increase in Revenue over prior year

ATLANTA October 31 2003 - Ross Systems, Inc. (NASDAQ: ROSS), a leading provider of enterprise software solutions for manufacturers, today announced results for its first fiscal quarter, which ended September 30, 2003. Operating earnings were $0.3 million, before merger transaction costs associated with the previously announced merger with CDC Software, a subsidiary of chinadotcom. The company reported a net loss of $0.5 million or $0.19 per share, after merger transaction costs of $0.8 million. The Company also reported that the Hart Scott Rodino waiting period has elapsed without challenge and that the merger, subject to stockholder approval, is expected to proceed as previously forecast during the first quarter of calendar 2004.

Revenues for the quarter at $11.7 million increased from $11.4 million in the prior year's same quarter. The net loss for the quarter of $0.5 million or $0.19 per share, compared to a net profit of $0.6 million or $0.20 per diluted share in the prior year's same quarter.

Net cash of $7.9 million this quarter increased $3.3 million over the prior year's same quarter and declined $0.7 million from the previous quarter, reflecting the merger transaction costs incurred during the quarter.

The Company has no long-term debt, and deferred revenues this quarter declined to $10.1 million from $10.6 million in the prior year. Accounts receivable, at $11.7 million, increased from $10.9 million in the prior year. Accounts receivable turnover at 84 days increased slightly compared to 77 days in the prior year's same quarter and improved 11 days from the sequential quarter.

"Contributing to this quarter's results were sales of our Internet Application Framework (IAF) and related browser capabilities to improve user productivity as well as our Supply Chain Management (SCM) and Customer Relationship Management
(CRM) products. We have had great success in introducing these products to our new and existing customers in both North America and Europe. We are also pleased that our existing customers continue to upgrade and are implementing additional iRenaissance applications," said J. Patrick Tinley, Ross' Chairman and CEO.

About Ross Systems
------------------
Ross Systems, Inc. (NASDAQ: ROSS) delivers innovative software solutions that help manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improved profitability, strengthened customer relationships and streamlined regulatory compliance. Focused on the food and beverage, life sciences, chemicals, metals and natural products industries and implemented by over 1,000 customer companies worldwide, the company's family of Internet-architected solutions is a comprehensive, modular suite that spans the enterprise, from manufacturing, financials and supply chain management to customer relationship management, performance management and regulatory compliance.

Publicly traded on the NASDAQ since 1991, Ross's global headquarters are based in the U.S. in Atlanta, Georgia, with sales and support operations around the world. www.rossinc.com.


STATEMENTS IN THIS ANNOUNCEMENT, WHICH EXPRESS THAT THE COMPANY "BELIEVES", "ANTICIPATES", "EXPECTS", "PLANS TO..." OR "SHOULD BEGIN TO..." AS WELL AS OTHER STATEMENTS, WHICH ARE NOT HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD LOOKING STATEMENTS IN THIS ANNOUNCEMENT INCLUDE STATEMENTS ABOUT THE PROPOSED MERGER. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY AS A RESULT OF RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT THE MERGER IS NOT APPROVED BY ROSS SHAREHOLDERS OR IS OTHERWISE NOT COMPLETED, THE RISK THAT THE ANTICIPATED BENEFITS OF THE MERGER ARE NOT REALIZED, QUARTERLY FLUCTUATION OF SOFTWARE PRODUCT LICENSE REVENUE, WEAKENING OF CUSTOMER DEMAND FOR ENTERPRISE SYSTEMS, THE COMPANY'S MAINTENANCE OF A MINIMAL BACKLOG, THE UNCERTAINTY OF DEMAND FOR NEW PRODUCT OFFERINGS AND OTHER RISKS AND UNCERTAINTIES DESCRIBED IN REPORTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THE ANNUAL REPORT ON FORM 10-K FILED FOR THE YEAR ENDED JUNE 30, 2003. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS ANNOUNCEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS ANNOUNCEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EXCEPT AS REQUIRED BY LAW.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                              Three months ended
                                                                                 September 30
                                                                             2003             2002

 Revenues:
     Software product licenses                                         $        2,961    $        3,733
     Consulting and other services                                              3,556             2,770
     Maintenance                                                                5,232             4,923
                                                                       --------------    --------------
           Total revenues                                                      11,749            11,426
                                                                       --------------    --------------
Operating expenses:
      Costs of software product licenses                                          344               346
     Costs of consulting and maintenance                                        4,999             4,401
     Sales and marketing                                                        2,690             2,422
     Product development net of capitalized and                                 2,125             1,801
     amortized computer  software costs
     General and administrative                                                 1,118             1,361
     Provision for uncollectible accounts                                         135               272
                                                                       --------------    --------------
           Total operating expenses                                            11,411            10,603
                                                                       --------------    --------------
Operating earnings                                                                338               823
Prospective merger transaction costs                                              758                 -
Other financial, net benefit (expense)                                             15               (94)
                                                                       --------------    --------------

Earnings (loss) before taxes                                                     (405)              729
     Income tax expense                                                            78                90
                                                                       --------------    --------------
Net earnings (loss)                                                    $         (483)   $          639
     Preferred stock dividend                                                     (38)              (38)
                                                                       --------------    --------------

Net profit (loss) available to common shareholders                     $         (521)   $          601
                                                                       --------------    --------------
Net earnings (loss)  per common share - basic                          $        (0.19)   $         0.23
                                                                       ==============    ==============
Net earnings (loss)  per common share - diluted                        $        (0.19)   $         0.20
                                                                       ==============    ==============

Shares for basic calculation                                                    2,685             2,646
                                                                       ==============    ==============
Shares for diluted calculation                                                  2,685             3,267
                                                                       ==============    ==============


                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except share related data)

                                                            September 30,    June 30,
                                                                2003          2003
                                                            -------------  ---------
ASSETS                                                      (unaudited)
Current assets:
     Cash and cash equivalents                              $   7,935      $   8,628
     Accounts receivable, less allowance                       11,716         12,880
         for doubtful accounts and returns
     Prepaid and other current assets                             595            731
                                                            ---------      ---------
              Total current assets                             20,246         22,239

Property and equipment                                          1,357          1,406
Computer software costs                                        13,094         13,573
Other assets                                                    2,993          2,993
                                                            ---------      ---------
              Total assets                                  $  37,690      $  40,211
                                                            =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Current installments of debt                           $   4,511      $   2,800
     Accounts payable                                           2,445          2,978
     Accrued expenses                                           4,075          4,940
     Income taxes payable                                          68            261
     Deferred revenues                                         10,105         12,203
                                                            ---------      ---------
              Total current liabilities                        21,204         23,182
                                                            ---------      ---------

Shareholders' equity:
     Common stock                                                  28             28
     Preferred stock                                            2,000          2,000
     Additional paid-in capital                                87,311         87,189
     Accumulated deficit                                      (69,577)       (69,094)
     Accumulated comprehensive deficit                         (1,931)        (1,749)
     Treasury stock                                            (1,345)        (1,345)
                                                            ---------      ---------
         Total shareholders' equity                            16,486         17,029
                                                            ---------      ---------

              Total liabilities and shareholders' equity    $  37,690      $  40,211
                                                            =========      =========

SOURCE Ross Systems, Inc.

CONTACT: Robert B. Webster of Ross Systems, +1-770-351-9600, or
bobwebster@rossinc.com
----------------------

URL: www.rossinc.com
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